EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto.  This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date: April 10, 2013

GF FINANCIAL, LLC

By:	Diaco Investments, L.P., a Delaware limited partnership and managing member of GF Financial, LLC

By:	Siget LLC, a Delaware limited liability company and general partner of Diaco Investments, L.P.

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Managing Member

DIACO INVESTMENTS, L.P.

By:	Siget LLC, a Delaware limited liability company and general partner of Diaco Investments, L.P.

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Managing Member

SIGET, LLC

By:	/s/ Simon Glick
	Name:	Simon Glick
	Title:	Managing Member

SIMON GLICK

/s/ Simon Glick

SEYMOUR PLUCHENIK

/s/ Seymour Pluchenik